SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                        (AMENDMENT NO.      )

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:

{_}   Preliminary Proxy Statement
      {_} Confidential, For Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
{_}   Definitive Proxy Statement
{X}   Definitive Additional Materials
{_}   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        BIRMINGHAM STEEL CORPORATION
      ---------------------------------------------------------
          (Name of Registrant as specified in its charter)

                    ----------------------------
(Name of person(s) filing proxy statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

{X}   No fee required.

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      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)   Proposed maximum aggregate value of transactions:
      (5)   Total fee paid.

-----
{_}   Fee paid previously with preliminary materials.
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      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO]

                                                       October 27, 1999



Dear Birmingham Steel Institutional Stockholder:

Please find enclosed important materials concerning Birmingham Steel Corporation and the proxy campaign being waged by a dissident group calling itself The United Company Shareholder Group. We hope to discuss these materials with you individually at your earliest convenience.

In particular, when we meet, we would like to address the following critical issues:

      . The dissidents are attempting to seize control of the Company's Board, even though they own less than 8% of the stock (acquired at an average cost basis of approximately $6.36 per share).

      . The management team headed by dissident James Todd when he was Birmingham Steel's CEO did not understand the SBQ market and made numerous errors in committing the Company to massive investments in the SBQ business. The SBQ business has drained the Company's financial resources over the past three years and continues to do so.

      . There is a fundamental mismatch between the Company's SBQ assets and the demands of the marketplace, which requires the sale of those assets. We believe that Todd never understood that mismatch when he was CEO of the Company and does not understand it now. Based on dissident John Correnti's recent public pronouncements, it appears that Correnti does not understand it either.

      . The dissidents lack any meaningful plan, other than to KEEP the SBQ assets and to KEEP pouring money into them - which is clearly the wrong plan.

      . The Company lacks the financial resources to continue to support SBQ indefinitely.

      . The Company's core mini-mill and scrap operations are strong and profitable - doing better than under Todd despite more adverse industry conditions - and, in terms of profitability, are industry leaders.

      . Unlike the United Group, the Company has developed and is aggressively implementing a well-thought-out plan - including the sale of the SBQ division - to build the Company's value for you. By selling the SBQ assets, the Company will immediately generate positive cash flow and significantly reduce debt.

I personally look forward to discussing our plan and progress with you, and will call you shortly to schedule a meeting.


                                    Sincerely,



                                    /s/ Robert A. Garvey
                                    ---------------------------------
                                    Robert A. Garvey
                                    Chairman of the Board and
                                    Chief Executive Officer